Mark Griffin, Investors 629.213.5672 mark.griffin@alliancebernstein.com	Carly Symington, Media 629.213.5568 carly.symington@alliancebernstein.com

AB Announces July 31, 2022 Assets Under Management
Nashville, TN, August 10, 2022 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $689 billion during July 2022 from $647 billion at the end of June. The 6.5% increase was driven by market appreciation and the July 1 acquisition of CarVal Investors, partially offset by firm-wide net outflows. By channel, net inflows to Private Wealth were offset by net outflows from Retail and Institutions. July month-end AUM reflected $1.7 billion of outflows resulting from AXA S.A's ongoing redemption of certain low-fee fixed income mandates, of which approximately $2.3 billion remains outstanding and is expected to be redeemed by year-end. Excluding these AXA outflows, Institutional net flows were positive for the month of July.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At July 31, 2022				At Jun 30
					2022

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$61	$127	$50	$238	$223
Passive	25	34	2	61	56
Total Equity	86	161	52	299	279

Fixed Income
Taxable	136	57	13	206	201
Tax-Exempt	1	28	26	55	54
Passive	—	12	—	12	12
Total Fixed Income	137	97	39	273	267

Alternatives/Multi-Asset Solutions(1)	91	7	19	117	101
Total	$314	$265	$110	$689	647

	At June 30, 2022

Total	$291	$251	$105	$647

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2021 or form 10-Q for the quarter ended June 30, 2022. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2022, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.7% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 65.0% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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